Exhibit 99.1

AsiaInfo-Linkage Reports Unaudited Fourth Quarter and Full Year 2010 Financial Results

— Meeting guidance, net revenue (non-GAAP) increases to US$109.6 million

— Meeting guidance, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is US$0.38

BEIJING/SANTA CLARA, Calif. – January 30, 2011 – AsiaInfo-Linkage, Inc. (Nasdaq: ASIA) (“AsiaInfo-Linkage,” the “Company,” “we,” “us” and “our”), a leading provider of telecommunications software solutions and related services, today announced financial results for the fourth quarter and full year ended December 31, 2010.

“As we close out a historical year, the integration of Linkage is progressing smoothly and we continue to realize synergies every step of the way,” said AsiaInfo-Linkage President and Chief Executive Officer Steve Zhang. “We continue to be the dominant player in the China telecommunications market. For example, we won new market share delivering a new billing system to Beijing Mobile, displacing one of our international competitors. Besides the domestic telecommunications industry we will continue to pursue additional growth drivers in China’s cable market and the international telecommunications market, which we believe are complementary to our business and growing at a rapid pace.”

Recent Developments

On July 1, 2010, AsiaInfo Holdings, Inc. (“AsiaInfo”) completed its merger with IT software and solutions provider Linkage Technologies International Holdings Limited (“Linkage”) and was renamed AsiaInfo-Linkage, Inc. Starting from the third quarter of 2010, AsiaInfo-Linkage’s financial statements consolidated Linkage’s operating results and financial position.

On December 1, 2010, AsiaInfo-Linkage announced the divestiture of its IT security business to focus on its core telecom business. The IT security business has been reclassified to discontinued operations for the year ended December 31, 2010, and the comparative figures for the years ended December 31, 2008 and 2009 have been retrospectively reclassified to discontinued operations according to US GAAP accounting requirements. As a result of the disposition, starting this quarter, AsiaInfo-Linkage will no longer segment results between the telecoms solutions business and the IT security business.

On January 30, 2011, AsiaInfo-Linkage announced that its Board of Directors has authorized a stock repurchase program. More information is available in a separate press release the Company issued today.

Fourth Quarter 2010 Financial Results

Total revenues for the fourth quarter of 2010 were US$114.4 million, an increase of 86.4% year-over-year and 3.5% sequentially. Meeting guidance, net revenue (non-GAAP)1 for the fourth quarter of 2010 was US$109.6 million, an increase of 89.6% year-over-year and 5.5% sequentially. The year-over-year increase was mainly due to the merger with Linkage.

[1]

Net revenue (non-GAAP) measures used in this press release represents total revenue net of third-party hardware costs. A reconciliation of all non-GAAP measures used in this press release to the most directly comparable GAAP measures is provided at the end of this press release.

Gross margin for the fourth quarter of 2010 was 45.3%, compared to 55.1% in the year-ago period and 42.8% in the previous quarter. Gross margin of net revenue (non-GAAP)2, was 51.8% in the fourth quarter of 2010, compared to 58.5% in the year-ago period and 50.2% in the previous quarter. The decrease in gross margin (non-GAAP) year-over-year was largely due to the Linkage merger, as the Company deployed additional R&D employees into client services driving up cost of revenues. The sequential improvement to the gross margin of net revenue (non-GAAP) was primarily due to the seasonality of our business.

Total operating expenses for the fourth quarter of 2010 increased 62.2% year-over-year and 19.9% sequentially to US$35.7 million. The year-over-year increase was mainly attributable to the merger with Linkage. Sales and marketing expenses for the fourth quarter increased 125.5% year-over-year and 15.8% sequentially to US$18.8 million. The sequential increase in sales and marketing expenses was mainly attributable to higher sales commission and bonus as a result of an increase in contract signing. General and administrative expenses for the fourth quarter of 2010 increased 14.0% year-over-year and 59.7% sequentially to US$6.3 million. The sequential increase in G&A expenses was mainly due to a reversal of bad debt provision of US$1.6 million in the third quarter. Research and development expenses increased 29.8% year-over-year and 10.5% sequentially to US$10.6 million. The sequential increase in R&D expenses reflects an investment in product development for upcoming opportunities, consistent with the Company’s target to develop best-in-class products and solutions for our customers.

Income from operations for the fourth quarter of 2010 was US$16.1 million, an increase of 36.3% year-over-year and a decrease of 7.9% sequentially. The year-over-year increase in income from operations was mainly attributable to the merger with Linkage and the sequential decrease was primarily due to a reversal of bad debt provision of US$1.6 million in the third quarter. Operating margin of total revenue was 14.1% for the fourth quarter of 2010, compared to 19.2% in the year-ago period and 15.8% in the previous quarter. Operating margin of net revenue (non-GAAP)3 was 24.3% for the fourth quarter of 2010, compared to 20.4% in the year-ago period and 26.8% in the previous quarter.

Other income for the fourth quarter of 2010 was US$0.6 million, an increase of 13.3% year-over-year and 7.8% sequentially from US$0.5 million recorded both in the fourth quarter of 2009 and in the third quarter of 2010.

Income from discontinued operations, net of tax for the fourth quarter of 2010 was US$0.6 million, reflecting the reclassified operating results of the IT security business.

In the fourth quarter of 2010, the Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$15.5 million, or US$0.21 per basic share, compared to US$13.8 million, or US$0.29 per basic share, in the year-ago period and US$16.5 million, or US$0.22 per basic share, in the previous quarter.

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)4 was US$28.4 million in the fourth quarter of 2010 or US$0.38 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the year-ago period was US$18.4 million or US$0.38 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$29.6 million or US$0.40 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) increased 54.6% year-over-year and decreased 4.1% sequentially.

[2]	Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding amortization of acquired intangibles related to the Linkage merge, by net revenue (non-GAAP).
[3]	Operating margin of net revenue (non-GAAP) is calculated by dividing operating income, excluding amortization of intangibles related to the Linkage merger, divided by net revenue (non-GAAP).
[4]

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per share measures exclude share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, after-tax dividend income and non-recurring merger related expenses.

As of December 31, 2010, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$251.8 million and short-term investments totaling US$42.3 million. Operating cash flow in the fourth quarter of 2010 was a net inflow of US$61.3 million.

Full Year 2010 Financial Results

AsiaInfo-Linkage’s full year revenues, gross margin and operating margin do not include the IT security business, which has been reclassified to discontinued operations.

Full year 2010 total revenues increased 60.6% year-over-year to US$343.4 million. Net revenue (non-GAAP) for full year 2010 increased 63.4% year-over-year to US$329.3 million. Our revenues for full year 2010 include six months of consolidated operating results after the close of our merger with Linkage. Full year 2010 revenues are not comparable to previous years.

Gross margin for full year 2010 was 49.4%, compared to 53.0% in the year-ago period. Gross margin of net revenue (non-GAAP) for full year 2010, excluding amortization of intangibles related to the Linkage merger and third party hardware costs, was 54.5%, compared to 56.2% in the year-ago period. The lower gross margin for full year 2010 was primarily due to increases in cost of revenues related to the Linkage merger, as the Company deployed additional R&D employees into client services driving up cost of revenues.

Total operating expenses for full year 2010 increased 39.4% year-over-year to US$109.5 million, mainly due to the merger with Linkage.

Operating margin of total revenue was 17.5% for full year 2010, compared to 16.3% in the year-ago period. Operating margin of net revenue (non-GAAP) for full year 2010 excluding amortization of intangibles related to the Linkage merger and third party hardware costs, was 24.6% compared to 17.3% in the year-ago period.

The Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$56.2 million, or US$0.92 per basic share, for full year 2010, compared to US$35.9 million, or US$0.79 per basic share, in full year 2009. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) for full year 2010 was US$91.0 million, or US$1.49 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) for full year 2009 was US$49.8 million or US$1.10 per basic share.

Operating cash flow for the full year 2010 was a net inflow of US$48.0 million.

Business Outlook

AsiaInfo-Linkage expects first quarter 2011 net revenue (non-GAAP) to be in the range of US$108.0 million to US$112.0 million. The Company expects first quarter 2011 net income attributable to AsiaInfo-Linkage, Inc. per basic share (non-GAAP) to be in the range of US$0.37 to US$0.39.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2010	2009	2010	2009
Revenues:
Software products and solutions	$101,201	$52,359	$301,970	$179,177
Service	8,137	5,271	26,596	21,704
Third party hardware	5,042	3,719	14,817	12,875
Total revenues	114,380	61,349	343,383	213,756

Cost of revenues:
Software products and solutions	53,703	20,374	147,386	78,780
Service	4,104	3,625	12,341	9,439
Third party hardware	4,789	3,534	14,074	12,231
Total cost of revenues	62,596	27,533	173,801	100,450
Gross profit	51,784	33,816	169,582	113,306

Operating expenses:
Sales and marketing	18,835	8,352	50,019	32,868
General and administrative	6,259	5,492	23,284	16,582
Research and development	10,606	8,171	36,172	30,415
Government subsidy	—	—	—	(1,342)
Total operating expenses	35,700	22,015	109,475	78,523
Income from operations	16,084	11,801	60,107	34,783
Other income, net:	580	512	3,196	3,567
Income before provision for income taxes and discontinued operations	16,664	12,313	63,303	38,350
Provision for income taxes	1,942	1,072	9,560	4,893
Income from continuing operations	14,722	11,241	53,743	33,457
Income from discontinued operations	557	2,123	1,058	1,973
Net Income	15,279	13,364	54,801	35,430
Less: Net loss attributable to noncontrolling interest	(226)	(435)	(1,410)	(429)
Net income attributable to AsiaInfo-Linkage, Inc.	$15,505	$13,799	$56,211	$35,859

Earnings per share:
Net income from continuing operations attributable to AsiaInfo-Linkage, Inc. common stockholders:
Basic	$0.20	$0.25	$0.90	$0.75
Diluted	$0.20	$0.25	$0.89	$0.73
Net income from discontinued operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	$0.01	$0.04	$0.02	$0.04
Diluted	$0.01	$0.04	$0.02	$0.04
Net income attributable to AsiaInfo-Linkage, Inc. common stockholders:
Basic	$0.21	$0.29	$0.92	$0.79
Diluted	$0.21	$0.29	$0.91	$0.77
Weighted average shares used in computation:
Basic	74,904,875	46,825,099	61,036,299	45,182,831
Diluted	75,473,867	47,771,540	61,782,710	46,386,278

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share amounts)

	As of
	Dec 31, 2010	Dec 31, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$237,844	$238,553
Restricted cash	13,943	5,540
Short term investments – available for sale securities	31,682	27,674
Short term investments – held to maturity securities	10,570	13,716
Accounts receivable, trade (net of allowances of $2,514 and $2,619 as of December 31, 2010 and December 31, 2009, respectively)	258,338	129,646
Inventories, net	9,902	9,535
Other receivable	5,934	2,841
Deferred income taxes assets – current	13,781	2,968
Prepaid expenses and other current assets	4,774	5,679

Total current assets	$586,768	$436,152

Long term investment	5,646	4,696
Property and equipment, net	5,961	2,989
Acquired intangible assets, net	209,626	3,818
Deferred income tax assets – non-current	2,066	2,161
Goodwill	433,139	22,262
Long term prepayment	10,000	9,699

Total Assets	$1,253,206	$481,777

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities:

Accounts payable	89,867	76,019
Accrued expenses	25,391	21,793
Deferred revenue	27,963	45,547
Accrued employee benefits	72,309	39,403
Other payables	6,608	6,187
Income taxes payable	18,457	2,862
Other taxes payable	11,678	7,620
Deferred income tax liability – current	3,657	1,340

Total current liabilities	$255,930	$200,771

Unrecognized tax benefits – non-current	4,870	3,052
Deferred income tax liabilities – non-current	51,836	—
Other long term liabilities	274	163

Total Liabilities	$312,910	$203,986

Redeemable noncontrolling interest	1,918	1,122

Stockholders’ Equity:
AsiaInfo-Linkage, Inc. stockholders’ equity:
Common stock	$779	$501
Additional paid-in capital	840,328	244,838
Treasury stock	(27,749)	(27,749)
Retained earnings	93,716	37,505
Accumulated other comprehensive income	30,794	20,212

Total AsiaInfo-Linkage, Inc. stockholders’ equity	$937,868	$275,307

Noncontrolling interest	510	1,362

Total stockholders’ equity	938,378	276,669

Total Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity	$1,253,206	$481,777

Fourth Quarter and Full Year 2010 Conference Call Details

AsiaInfo-Linkage management will hold an earnings conference call at 4:00 p.m. Pacific Time / 7:00 p.m. Eastern Time on January 30, 2011 (8:00 a.m. Beijing/Hong Kong Time on January 31, 2011). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

U.S. Toll Free: +1-800-510-0178

China Toll Free: +86-10-800-130-0399 / +86-10-800-152-1490

Hong Kong Toll Free: +###-##-####

Hong Kong: +852-3002-1672

International: +1-617-614-3450

The passcode for the call is 65878825.

A replay of the call will be available until 12:00 p.m. Eastern Time on February 7, 2011 by dialing one of the following numbers:

U.S Toll Free: +1-888-286-8010

International: +1-617-801-6888

The passcode for the replay is 63461767.

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo-Linkage website at www.asiainfo-linkage.com.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. Following the merger between AsiaInfo and Linkage on July 1, 2010, AsiaInfo-Linkage leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company's current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of hardware costs that are passed through to our customers. We believe total revenues net of hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenues (non-GAAP) to GAAP total revenues

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31		2010Q3
	2010	2009	2010	2009
Total Revenues (GAAP)	114,380	61,349	343,383	213,756	110,462
Third Party Hardware Costs	4,789	3,534	14,074	12,231	6,539
Net Revenue (non-GAAP)	109,591	57,815	329,309	201,525	103,923

(2) Gross margin of net revenue (non-GAAP)

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding amortization of acquired intangible assets related to the Linkage merger, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the gross margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31		2010Q3
	2010	2009	2010	2009
Gross margin (GAAP)	45.3%	55.1%	49.4%	53.0%	42.8%
Effect of amortization of intangible assets related to merger of Linkage	4.5%	—	3.0%	—	4.7%
Third Party Hardware Costs	2.0%	3.4%	2.1%	3.2%	2.7%
Gross margin (non-GAAP)	51.8%	58.5%	54.5%	56.2%	50.2%

(3) Operating margin of net revenue (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing operating income, excluding the amortization of intangible assets related to the Linkage merger, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31		2010Q3
	2010	2009	2010	2009
Operating margin (GAAP)	14.1%	19.2%	17.5%	16.3%	15.8%
LK amortization	9.6%	—	6.4%	—	10.0%
Third Party Hardware Costs	0.6%	1.2%	0.7%	1.0%	1.0%
Operating margin (non-GAAP)	24.3%	20.4%	24.6%	17.3%	26.8%

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes share based compensation, amortization of acquired intangible assets related to the Linkage merger, impairment loss on investment, non-recurring merger related expenses and after-tax dividend income. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2010	2009	2010	2009	2010 Q3
	(in US dollar thousands)
Net Income (GAAP)	15,505	13,799	56,211	35,859	16,455

Adjustments:
- Share based compensation	1,896	2,033	7,999	10,665	2,196
- Amortization of acquired intangible assets	11,010	441	22,822	1,386	10,940
- Impairment loss on investment	—	—	281	—	281
- Non-recurring merger related expenses	—	2,100	4,158	2,100	—
- Dividend income, net of tax	—	—	(507)	(178)	(253)
Net Income (non-GAAP)	28,411	18,373	90,964	49,832	29,619

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses and after-tax dividend income) by the same number of weighted average shares outstanding used in the computation of net income per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income (non-GAAP) per basic share to GAAP net income per basic share

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31		2010 Q3
	2010	2009	2010	2009
	(in US dollar)
GAAP net income Per Basic Share	0.21	0.29	0.92	0.79	0.22
Adjustments:
- Share based compensation	0.02	0.04	0.13	0.24	0.03
- Amortization of acquired intangible assets	0.15	0.01	0.37	0.03	0.15
- Impairment loss on investment	—	—	0.01	—	0.01
- Non-recurring merger related expenses	—	0.04	0.07	0.04	—
- Dividend income, net of tax	—	—	(0.01)	—	(0.01)
Non-GAAP net income Per Basic Share	0.38	0.38	1.49	1.10	0.40

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of January 30, 2011. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; our ability to successfully integrate the business of Linkage into ours; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com